Exhibit 5.1

Charles J. Bair

(858) 550-6142

cbair@cooley.com

June 5, 2013

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 105

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Trius Therapeutics, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 5,100,000 shares of the Company’s Common Stock, $0.0001 par value (the “Shares”), reserved for issuance pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), as amended.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Trius Therapeutics, Inc.

June 5, 2013

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM